As filed with the Securities and Exchange Commission on October 1, 2024

Registration No. 333-03787

Registration No. 333-03789

Registration No. 333-64961

Registration No. 333-96161

Registration No. 333-42494

Registration No. 333-69720

Registration No. 333-100702

Registration No. 333-101160

Registration No. 333-110140

Registration No. 333-121720

Registration No. 333-125714

Registration No. 333-184885

Registration No. 333-188744

Registration No. 333-209752

Registration No. 333-211546

Registration No. 333-219081

Registration No. 333-228629

Registration No. 333-233049

Registration No. 333-266749

Registration No. 333-275815

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-03787

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-03789

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-64961

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-96161

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-42494

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-69720

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-100702

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-101160

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-110140

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-121720

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-125714

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-184885

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-188744

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-209752

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-211546

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-219081

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-228629

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-233049

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-266749

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-275815

UNDER

THE SECURITIES ACT OF 1933

SOUTHWESTERN ENERGY COMPANY

(Expand Energy Corporation (formerly known as, Chesapeake Energy Corporation), as successor by merger to Southwestern Energy Company)

(Exact Name of Registrant as Specified in Its Charter)

Delaware	71-0205415
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

c/o Expand Energy Corporation (formerly known as, Chesapeake Energy Corporation)

6100 North Western Avenue

Oklahoma City, OK 73118

(Address, including zip code, of registrant’s principal executive offices)

Southwestern Energy Company 1993 Stock Incentive Plan

Southwestern Energy Company 1993 Stock Incentive Plan For Outside Directors

Southwestern Energy Company 2000 Stock Incentive Plan

Southwestern Energy Company 2002 Employee Stock Incentive Plan

Southwestern Energy Company 2004 Stock Incentive Plan

Southwestern Energy Company 401(k) Savings Plan

Southwestern Energy Company 2013 Incentive Plan

Southwestern Energy Company 2022 Incentive Plan

(Full Title of the Plan)

Chris Lacy

c/o Expand Energy Corporation (formerly known as, Chesapeake Energy Corporation)

Executive Vice President, General Counsel and Corporate Secretary

6100 North Western Avenue

Oklahoma City, OK 73118

(405) 848-8000

(Name, address, and telephone number, including area code, of agent for service)

with copies to:

Kevin M. Richardson William N. Finnegan IV Ryan J. Lynch Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400	Julian Seiguer, P.C. Doug Bacon, P.C. Kim Hicks, P.C. Jennifer Wu, P.C. Kirkland & Ellis LLP 609 Main Street, Suite 4700 Houston, Texas 77002 (713) 836-3600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF UNISSUED SECURITIES

Southwestern Energy Company, a Delaware corporation (the “Company”), is filing these post-effective amendments (these “Post-Effective Amendments”) to the following Registration Statements on Form S-8 (each, a “Registration Statement” and collectively, the “Registration Statements”), which were filed by the Company with the Securities and Exchange Commission (the “SEC”) on the dates set forth below, to deregister any and all shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), registered but unissued under each such Registration Statement as of the date hereof:

1.	Registration Statement on Form S-8 (No. 333-03787), filed by the Company with the SEC on May 15, 1996, registering 1,275,000 shares of Common Stock under the Southwestern Energy Company 1993 Stock Incentive Plan (the “1993 Incentive Plan”), as amended by Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-03787), filed by the Company with the SEC on June 30, 2006, and as further amended by Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (No. 333-03787), filed by the Company with the SEC on January 31, 2007;

2.	Registration Statement on Form S-8 (No. 333-03789), filed by the Company with the SEC on May 15, 1996, registering 240,000 shares of Common Stock under the Southwestern Energy Company 1993 Stock Incentive Plan for Outside Directors, as amended by Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-03789), filed by the Company with the SEC on June 30, 2006, and as further amended by Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (No. 333-03789), filed by the Company with the SEC on January 31, 2007;

3.	Registration Statement on Form S-8 (No. 333-64961), filed by the Company with the SEC on September 30, 1998, registering 616,480 shares of Common Stock under the 1993 Incentive Plan, as amended by Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-64961), filed by the Company with the SEC on June 30, 2006, and as further amended by Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (No. 333-64961), filed by the Company with the SEC on January 31, 2007;

4.	Registration Statement on Form S-8 (No. 333-96161), filed by the Company with the SEC on February 4, 2000, registering 206,785 shares of Common Stock under the 1993 Incentive Plan, as amended by Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-96161), filed by the Company with the SEC on June 30, 2006, and as further amended by Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (No. 333-96161), filed by the Company with the SEC on January 31, 2007;

5.	Registration Statement on Form S-8 (No. 333-42494), filed by the Company with the SEC on July 28, 2000, registering 1,254,000 shares of Common Stock under the Southwestern Energy Company 2000 Stock Incentive Plan (the “2000 Incentive Plan”), as amended by Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-42494), filed by the Company with the SEC on June 30, 2006, and as further amended by Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (No. 333-42494), filed by the Company with the SEC on January 31, 2007;

6.	Registration Statement on Form S-8 (No. 333-69720), filed by the Company with the SEC on September 20, 2001, registering 313,000 shares of Common Stock under the 2000 Incentive Plan, as amended by Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-69720), filed by the Company with the SEC on June 30, 2006, and as further amended by Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (No. 333-69720), filed by the Company with the SEC on January 31, 2007;

7.	Registration Statement on Form S-8 (No. 333-100702), filed by the Company with the SEC on October 24, 2002, registering 212,600 shares of Common Stock under the 2000 Incentive Plan, as amended by Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-100702), filed by the Company with the SEC on June 30, 2006, and as further amended by Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (No. 333-100702), filed by the Company with the SEC on January 31, 2007;

8.	Registration Statement on Form S-8 (No. 333-101160), filed by the Company with the SEC on November 12, 2002, registering 300,000 shares of Common Stock under the Southwestern Energy Company 2002 Employee Stock Incentive Plan, as amended by Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-101160), filed by the Company with the SEC on June 30, 2006, and as further amended by Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (No. 333-101160), filed by the Company with the SEC on January 31, 2007;

9.	Registration Statement on Form S-8 (No. 333-110140), filed by the Company with the SEC on October 31, 2003, registering 4,400 shares of Common Stock under the 2000 Incentive Plan, as amended by Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-110140), filed by the Company with the SEC on June 30, 2006, and as further amended by Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (No. 333-110140), filed by the Company with the SEC on January 31, 2007;

10.	Registration Statement on Form S-8 (No. 333-121720), filed by the Company with the SEC on December 29, 2004, registering 2,100,000 shares of Common Stock under the Southwestern Energy Company 2004 Stock Incentive Plan, as amended by Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-121720), filed by the Company with the SEC on June 30, 2006, and as further amended by Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (No. 333-121720), filed by the Company with the SEC on January 31, 2007;

11.	Registration Statement on Form S-8 (No. 333-125714), filed by the Company with the SEC on June 9, 2005, registering 300,000 shares of Common Stock under the Southwestern Energy Company 401(k) Savings Plan (as amended, the “401(k) Savings Plan”), as amended by Post Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-125714), filed by the Company with the SEC on June 30, 2006, and as further amended by Post Effective Amendment No. 2 to Registration Statement on Form S-8 (No. 333-125714), filed by the Company with the SEC on January 31, 2007;

12.	Registration Statement on Form S-8 (No. 333-184885), filed by the Company with the SEC on November 13, 2012, registering 500,000 shares of Common Stock under the 401(k) Savings Plan;

13.	Registration Statement on Form S-8 (No. 333-188744), filed by the Company with the SEC on May 22, 2013, registering 20,500,000 shares of Common Stock under the Southwestern Energy Company 2013 Incentive Plan (as amended, the “2013 Incentive Plan”);

14.	Registration Statement on Form S-8 (No. 333-209752), filed by the Company with the SEC on February 26, 2016, registering 749,999 shares of Common Stock under the 401(k) Savings Plan;

15.	Registration Statement on Form S-8 (No. 333-211546), filed by the Company with the SEC on May 23, 2016, registering 13,350,000 shares of Common Stock under the 2013 Incentive Plan;

16.	Registration Statement on Form S-8 (No. 333-219081), filed by the Company with the SEC on June 30, 2017, registering 18,850,000 shares of Common Stock under the 2013 Incentive Plan;

17.	Registration Statement on Form S-8 (No. 333- 228629), filed by the Company with the SEC on November 30, 2018, registering 750,000 shares of Common Stock under the 401(k) Savings Plan;

18.	Registration Statement on Form S-8 (No. 333-233049), filed by the Company with the SEC on August 6, 2019, registering 36,000,000 shares of Common Stock under 2013 Incentive Plan, as amended by Post Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-233049), filed by the Company with the SEC on August 10, 2022;

19.	Registration Statement on Form S-8 (No. 333-266749), by the Company with the SEC on August 10, 2022, registering 30,154,289 shares of Common Stock under the Southwestern Energy Company 2022 Incentive Plan; and

20.	Registration Statement on Form S-8 (No. 333-275815), filed by the Company with the SEC on November 30, 2023, registering 750,000 shares of Common Stock under the 401(k) Savings Plan.

On October 1, 2024, pursuant to the transactions contemplated by the Agreement and Plan of Merger, dated as of January 10, 2024 (the “Merger Agreement”), by and among the Company, Chesapeake Energy Corporation, an Oklahoma corporation (“Chesapeake”), Hulk Merger Sub, Inc., a Delaware corporation and a newly formed, wholly-owned subsidiary of Chesapeake (“Merger Sub”), and Hulk LLC Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Chesapeake (“Merger Sub LLC”), Merger Sub merged with and into the Company, with the Company surviving the merger as a direct, wholly-owned subsidiary of Chesapeake, and, subsequently, the Company merged with and into Merger Sub LLC, with Merger Sub LLC continuing as the surviving entity and a direct, wholly-owned subsidiary of Chesapeake, and, subsequently, Merger Sub LLC merged with and into Chesapeake, with Chesapeake continuing as the surviving entity.

As a result of the completion of the transactions contemplated by the Merger Agreement, the Company has terminated all offerings of Common Stock pursuant to the Registration Statements. In accordance with the undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities of the registrant that had been registered for issuance under the Registration Statements that remain unsold at the termination of such offerings, the Company hereby removes from registration by means of these Post-Effective Amendments all Common Stock registered but unsold under the Registration Statements as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such Common Stock, and the Company hereby terminates the effectiveness of the Registration Statements. After giving effect to these Post-Effective Amendments, there will be no remaining securities registered by the Company pursuant to the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a post-effective amendment to a registration statement on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in Spring, Texas, on the 1st day of October, 2024.

Expand Energy Corporation
(successor by merger to Southwestern Energy Company)

By:	/s/ Mohit Singh
Mohit Singh
Executive Vice President and Chief Financial Officer

Note: No other person is required to sign these Post-Effective Amendments in reliance on Rule 478 under the Securities Act of 1933, as amended.